PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC
                 Three Gateway Center, 4th Floor
                  Newark, New Jersey 07102-4077



                                        Decem
ber 27, 1999





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     Re:                                The
BlackRock North American Government Income
Trust Inc.
        File No. 811-6443

Ladies and Gentlemen:

     Enclosed is the Annual Report on Form N-
SAR for the above referenced fund for the fiscal year ended December 31, 1999.

                                        Very
truly yours,



                                        /s/
David F. Connor
                                        David
F. Connor


Enclosures











\\ccm17zbg\apps\caveazie\funds\blackrock\bna.
10-99.cover.doc
     This report is signed on behalf of the
Registrant in the City of New York and State of New York on the 27th day of December, 1999.

The BlackRock North American Government
Income Trust Inc.


Witness:  /s/James Kong                   By: /s/ Henry Gabbay
           James Kong                           Henry Gabbay
           Assistant Treasurer                  Treasurer